UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 3, 2005

                            US GLOBAL NANOSPACE, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                   000 - 23339               13-3720542
(State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)             File Number)         Identification No.)

  2533 North Carson Street, Suite 5107
          Carson City, Nevada                                   89706
(Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code (775) 841-3246

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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      This Form 8-K and other  reports filed by US Global  Nanospace,  Inc. (the
"Registrant") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

      Reference is made to the disclosure set forth under Item 5.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

      On August 3, 2005, the Board of Directors of the Registrant approved the issuance of 2,000,000 unregistered shares of the Registrant's common stock to Mr. Carl Gruenler, the Registrant's new President and Chief Executive Officer, subject to vesting as described in more detail in the disclosure set forth under
Item 5.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

         This transaction was made in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. The recipient of securities in this transaction represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The sale of these securities occurred without general solicitation or advertising.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On August 3, 2005 the Registrant received a letter from John Robinson informing the Registrant of Mr. Robinson's resignation as Chief Executive Officer, effective immediately. Mr. Robinson's resignation was not due to a disagreement with the Registrant. Mr. Robinson remains the Chairman of the Board of Directors of the Registrant. Concurrent with Mr. Robinson's resignation on August 3, 2005, the Registrant entered into an agreement with Mr. Carl Gruenler (the "Agreement"), pursuant to which Mr. Gruenler has become the Registrant's new President and Chief Executive Officer on an at-will employment basis, effective immediately. The Registrant's Board of Directors approved the appointment of Mr. Gruenler to these positions on August 3, 2005.

      According to the Agreement, the Registrant will not be obligated to pay a cash salary to Mr. Gruenler until the Registrant receives and accepts a firm commitment that will require payment to the Registrant of no less than $10,000,000 (a "Contract") or commences paying a cash salary to any of the Registrant's other officers on a going forward basis. Mr. Gruenler will receive as initial compensation 2,000,000 restricted shares of common stock of the Registrant (the "Shares"), subject to vesting conditions as follows: 400,000 of the Shares will vest immediately; 133,333 of the Shares will vest on the last day of each month for 11 months commencing August 31, 2005; and the remaining 133,337 of the Shares will vest on July 31, 2006. All unvested Shares will be cancelled in the event of Mr. Gruenler's termination for any reason prior to July 31, 2006. In the event of a merger or consolidation of the Registrant with or into another company, or the sale of substantially all of the Registrant's assets, all unvested Shares will vest immediately prior to the consummation of such transaction. From and after the date the Registrant receives and accepts a Contract, or commences paying a cash salary to any of the Registrant's other officers on a going forward basis, Mr. Gruenler's starting cash salary will be $16,667 per month. Provided Mr. Gruenler's employment with the Registrant continues, Mr. Gruenler's cash salary would be increased after six months to $20,833 per month. The Board of Directors, in it sole discretion, may grant an annual bonus to Mr. Gruenler of up to 1,000,000 shares of the Registrant's common stock.

      From 2003 to 2005, Mr. Gruenler served as Vice President, Government & Force Protection Systems for American Technology Corporation (NasdaqSC: ATCO), and assumed additional responsibilities as its Interim Chief Financial Officer from November 2003 through June 2004. From 1999 to 2003, Mr. Gruenler served as Smart Wing Program Manager for the Combat Patrol and Reconnaissance Wing Five (CPRW-5) of the United States Navy.

Item 9.01  Financial Statements and Exhibits

      (a) Financial Statements of Businesses Acquired.

            Not applicable.

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      (b) Pro Forma Financial Information

            Not applicable.

      (c) Exhibits

            Exhibit No.      Description

            99.1             Press Release dated August 4, 2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        US GLOBAL NANOSPACE, INC.
                                        (Registrant)


Date: August 4, 2005
                                        /s/ Carl Gruenler
                                        ----------------------------------------
                                        Carl Gruenler, Chief Executive Officer